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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF PILLSBURY, MADISON & SUTRO LLP

                                 October 11, 2000


IDEC Pharmaceuticals Corporation
3030 Callan Road
San Diego, California 92121

Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by IDEC Pharmaceuticals Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an additional 1,710,000 shares of the Company's Common Stock which may be issuable pursuant to the Company's 1988 Stock Option Plan (Amended and Restated Through May 17, 2000) and an additional 300,000 shares of the Company's Common Stock issuable pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan (Amended and Restated Through January 12, 2000) (collectively, the "STOCK PLANS"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plans, will be duly authorized, legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                         Very truly yours,


                                         /s/ PILLSBURY MADISON & SUTRO LLP
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